Exhibit (d)(7)

Form Purpose:
Formal Application	☐
Informal Inquiry	☐

8500 Andrew Carnegie Boulevard Charlotte, NC 28262-8500	TIAA-CREF LIFE INSURANCE COMPANY

APPLICATION

SECTION A: Proposed Insured #1

1.	Name:
Title First Middle Last

2.	Residential Address:	Apt. #:

City:	State:	Zip:

3.	Gender: ☐ Male ☐ Female	4. Date of Birth:	5. Social Security Number:

6.	U.S. Citizen? ☐ Yes ☐ No If no, are you in possession of a Permanent Residency Card or U.S. Visa? ☐ Yes ☐ No

If yes, what type? Passport or U.S. Visa #: Expiration Date?

	# of years in U.S.?	7.Birthplace:
(City/State/Country if outside U.S.)

8.	Marital Status ☐ Single ☐ Married ☐ Divorced ☐ Widowed ☐ Separated

9.	Daytime phone #:	Evening phone #:

10.	Current Employer’s Name:	11. Occupation:

12.	Length of employment:	13. Annual Income:	14. Net Worth:

SECTION B: Proposed Insured #2

15.	Name:
Title First Middle Last

16.	Residential Address:	Apt. #:

City:	State:	Zip:

17.	Gender: ☐ Male ☐ Female	18. Date of Birth:	19. Social Security Number:

20.	U.S. Citizen? ☐ Yes ☐ No If no, are you in possession of a Permanent Residency Card or U.S. Visa? ☐ Yes ☐ No

If yes, what type? Passport or U.S. Visa #: Expiration Date?

	# of years in U.S.?	21. Birthplace:
(City/State/Country if outside U.S.)

22.	Marital Status ☐ Single ☐ Married ☐ Divorced ☐ Widowed ☐ Separated

23.	Daytime phone #:	Evening phone #:

24.	Current Employer’s Name:	25. Occupation:

26.	Length of employment:	27. Annual Income:	28. Net Worth:

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Section C: Owner/Trust Information

29.	Who will own this policy? ☐ Proposed Insured # 1 ☐ Proposed Insured # 2 ☐ Other

If a person(s) other than one of the proposed insureds will own this policy, complete this portion.

Primary Owner

30.	Name:
Title First Middle Last

31.	Residential Address:	Apt. #:

City:	State:	Zip:

32.	Gender: ☐ Male ☐ Female	33. Date of Birth:	34. Social Security Number:

35.	U.S. Citizen? ☐ Yes ☐ No If no, are you in possession of a Permanent Residency Card or U.S. Visa? ☐ Yes ☐ No

If yes, what type? Passport or U.S. Visa #: Expiration Date?

# of years in U.S.?

36.	Daytime phone #:	Evening phone #:

37.	Relationship to Proposed Insured(s):

Additional Owner

38.	Name:
Title First Middle Last

39.	Residential Address:	Apt. #:

City:	State:	Zip:

40.	Gender: ☐ Male ☐ Female	41. Date of Birth:	42. Social Security Number:

43.	U.S. Citizen? ☐ Yes ☐ No If no, are you in possession of a Permanent Residency Card or U.S. Visa? ☐ Yes ☐ No

If yes, what type? Passport or U.S. Visa #: Expiration Date?

# of years in U.S.?

44.	Daytime phone #:	Evening phone #:

45.	Relationship to Proposed Insured(s):

If a trust or business will own this policy, complete this portion. If a trust will own the policy, the Trust Certification Form must also be completed.

46.	Name of Trust or Business:

47.	Date of Trust:	48. Name of trustee or corporate officer:

49.	Trust Tax ID#:	50. Daytime phone #:

51.	Address:

City:	State:	Zip:

Section D: Policy Coverage

52. What type of policy are you applying for? [ ☐  Variable Universal Life        ☐  Fixed Universal Life ]

53. Face Amount $

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54.	Death BenefitOption:

☐ Option A - Level	☐ Option B - Increasing	☐ Option C - Face Amount + Premium
(benefit equals face amount)	(benefit equals face amount plus policy cash value)	(benefit equals face amount plus premiums paid)

55.	Definition of Life Insurance Test

☐ Guideline Premium Test	☐ Cash Value Accumulation Test

56.	Estate Transfer Protection Rider ☐35% ☐100% ☐125% ☐175%

57.	Over Loan Protection Endorsement ☐

58.	Charitable Benefit Rider ☐ Name of Qualified Institution:

Tax ID Number:

Address:	City:	State:	Zip:

59.	Date policy to save insured age? ☐ Yes ☐ No

60.	Do you, the owner, intend to use or transfer the policy for any type of pre-death financial settlement, such as viatical settlement, senior settlement, life settlement, or for any other secondary market? ☐ Yes ☐ No

61.	Have you, the owner, or any Proposed Insured if other than the owner, in the past 5 years sold a policy to a life settlement, viatical, or other secondary market provider?” ☐ Yes ☐ No

62.	Will any of the premium required to pay for this policy be obtained through a financing or loan agreement? ☐ Yes ☐ No

Section E: Payment Information

63.	What total premium amount to you plan to pay per year (planned annual premium)?

64.	How frequently do you want to make payments? ☐ Annually ☐ Semi-annually ☐ Quarterly ☐ Monthly*
*Monthly paymentscan be made only by electronic funds transfer (EFT).

65.	How do you want to pay your premium?

☐	Electronic Funds Transfer (EFT) – (Attach your voided check or savings deposit slip)

To authorize payment by EFT, you must provide the following information:

Acct. Type: ☐ Checking ☐ Savings Acct. #	Bank Transit #**

Name(s) on Account

Name and Address of Bank	Telephone #
**Refer to bottom of your check or savings deposit slip for the 9-digit number

☐	Check (Please do not send payment at this time)

☐	Funds From Another Insurance Company (Tax Free 1035 Exchange)

Name of insurance company

Policy #:	Will a policy loan be carried over? ☐ Yes ☐ No

66.

Will you be making any additional lump sum premium payments into this policy after it is issued?    ☐  Yes    ☐  No

If yes, how much? $                     Is this money coming from another life insurance policy?    ☐  Yes    ☐  No

If yes, name of insurance company

Policy #:                                  Will a policy loan be carried over?    ☐  Yes    ☐  No

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Section F: Replacement

67.	Does the owner(s) or proposed insured(s) have any existing life insurance or annuity contracts? ☐ Yes*** ☐ No

***If yes, provide details in the chart below.

68.	Will any existing life insurance or annuity held by the owner(s) or proposed insured(s) be replaced, changed, or used to pay for the insurance applied for in this application? ☐ Yes ☐ No

Company name	Owner name	Policy Type	Policy #	Amount	Year issued	1035 Exch Yes/No

Section G: Beneficiary Information

Name	Country of Residence	Relationship to Insured(s)%	DOB	SSN/ Tax ID	Primary/ Contingent	Irrevocable Y/N?

SPOUSAL/CALIFORNIA REGISTERED DOMESTIC PARTNER CONSENT – FOR COMMUNITY PROPERTY STATES ONLY

(Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington, and Wisconsin)

I am aware that my spouse or California registered domestic partner has designated someone other than me to be the primary beneficiary of this contract. I hereby consent to such designation and waive any rights I may have to the proceeds of such contract under applicable community property laws.

Signature of Spouse:	Date:

or

California Registered Domestic Partner:	Date:

Signature of Witness:	Date:

(Signature must be witnessed by someone other than a designated or potential beneficiary.)

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Section H: Preliminary Underwriting Information

The following questions must be answered by the proposed insured(s). If the answer to any question is “Yes”, provide full details in the space for each question. If you need additional space, please use the REMARKS/DETAILS section.

69.	In the last 5 years, have you been convicted of two or more moving violations, or driving under the influence of alcohol or drugs, or had a driver’s license suspended or revoked? If yes, provide full details including dates, types or violations, and reason for suspension/revocation.

Proposed Insured #1 ☐ Yes ☐ No

Proposed Insured #2 ☐ Yes ☐ No

70.	Do you have any plans to travel or reside outside the U.S. or Canada within the next 12 months?

Proposed Insured #1 ☐ Yes ☐ No

Proposed Insured #2 ☐ Yes ☐ No

71.	In the last 3 years, have you engaged in or plan to engage sometime in the future, racing on land or water, parachuting or sky diving, underwater diving, mountain or rock climbing, hang gliding, ballooning, flying an ultra-light aircraft or flying in a non-commercial aircraft?

Proposed Insured #1 ☐ Yes ☐ No

Proposed Insured #2 ☐ Yes ☐ No

72.	In the last 3 years, have you smoked a cigarette, cigar or pipe, chewed tobacco or used tobacco or nicotine in any other form? If yes, provide form of tobacco, quantity, and month/year last used.

Proposed Insured #1 ☐ Yes ☐ No

Proposed Insured #2 ☐ Yes ☐ No

73.	Have you ever been convicted of a felony or misdemeanor, other than a minor traffic violation?

Proposed Insured #1 ☐ Yes ☐ No

Proposed Insured #2 ☐ Yes ☐ No

74.	Do you have any other pending life insurance applications with another life insurance company? If yes, state companies and amounts.

Proposed Insured #1 ☐ Yes ☐ No

Proposed Insured #2 ☐ Yes ☐ No

75.	Have you ever had an application for life, health or disability insurance declined, postponed, charged an extra premium, or otherwise modified? If yes, include name of company with details.

Proposed Insured #1 ☐ Yes ☐ No

Proposed Insured #2 ☐ Yes ☐ No

76.	Have you been disabled for any reason within the last 2 years?

Proposed Insured #1 ☐ Yes ☐ No

Proposed Insured #2 ☐ Yes ☐ No

77.	In the last 5 years, have you filed for bankruptcy?

Proposed Insured #1 ☐ Yes ☐ No

Proposed Insured #2 ☐ Yes ☐ No

78.	Have you ever been treated for cancer, heart trouble, stroke, blood pressure, chest pain, diabetes, respiratory, or neurological disorder?

Proposed Insured #1 ☐ Yes ☐ No

Proposed Insured #2 ☐ Yes ☐ No

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79.	In the last 5 years, have you consulted a physician or been treated at a hospital or other medical facility?

Proposed Insured #1 ☐ Yes ☐ No

Proposed Insured #2 ☐ Yes ☐ No

80.	In the last 10 years have you been diagnosed by a medical professional as having Human Immune Deficiency Virus (HIV), Acquired Immunodeficiency Syndrome (AIDS), AIDS-Related Complex (ARC), or received treatment from a medical professional for HIV, AIDS, or ARC?

Proposed Insured #1 ☐ Yes ☐ No

Proposed Insured #2 ☐ Yes ☐ No

81.	In the last 10 years have you used, except as legally prescribed by a physician, sedatives, tranquilizers or barbiturates; marijuana, cocaine, hallucinogens or other mood altering drugs; methadone, heroin or other narcotics; amphetamines or other stimulants; or any other illegal or controlled substances?

Proposed Insured #1 ☐ Yes ☐ No

Proposed Insured #2 ☐ Yes ☐ No

82.	In the last 10 years, have you received treatment (inpatient or outpatient) or counseling for the use of alcohol or drugs including attendance of meetings or membership in any self help group or programs such as Alcoholics Anonymous or Narcotics Anonymous?

Proposed Insured #1 ☐ Yes ☐ No

Proposed Insured #2 ☐ Yes ☐ No

REMARKS/ DETAILS

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Section I: Authorization

Authorizations for Release of Health Related Information

I authorize any health plan, physician, health care professional, hospital, clinic, laboratory, pharmacy, medical facility, or other health care provider that has provided payment, treatment or services to me or on my behalf within the past 10 years (“My Providers”) to disclose my entire medical record and any other protected health information concerning me to TIAA-CREF Life and its agents, employees, and representatives. This includes information on the diagnosis or treatment of Human Immunodeficiency Virus (HIV) infection and sexually transmitted diseases. This also includes information on the diagnosis and treatment of mental illness and the use of alcohol, drugs, and tobacco, but excludes psychotherapy notes.

By my signature below, I acknowledge that any agreements I have made to restrict my protected health information do not apply to this authorization and I instruct any physician, health care professional, hospital, clinic, medical facility, or other health care provider to release and disclose my entire medical record without restriction.

This protected health information is to be disclosed under this authorization so that TIAA-CREF Life may: 1) underwrite my application for coverage, make eligibility, risk rating, policy issuance and enrollment determinations; 2) obtain reinsurance; 3) administer claims and determine or fulfill responsibility for coverage and provision of benefits; 4)administer coverage; and 5) conduct other legally permissible activities that relate to any coverage I have or have applied for with TIAA-CREF Life.

This authorization shall remain in force for 24 months following the date of my signature below, and a copy of this authorization is as valid as the original. I understand that I have the right to revoke this authorization in writing, at anytime, by sending a written request for revocation to TIAA-CREF Life, Attention: Privacy Official. I understand that are vocation is not effective to the extent that any of My Providers has relied on this authorization or to the extent that TIAA-CREF Life has a legal right to contest a claim under an insurance policy or to contest the policy itself. I understand that any information that is disclosed pursuant to this authorization may be redisclosed and no longer covered by federal rules governing privacy and confidentiality of health information.

I understand that My Providers may not refuse to provide treatment or payment for health care services if I refuse to sign this authorization. I further understand that if I refuse to sign this authorization to release my complete medical record, TIAA-CREF Life may not be able to process my application, or if coverage has been issued may not be able to make any benefit payments. I acknowledge that I have received a copy of this authorization.

Application Authorization

I understand that the insurance applied for will not take effect unless and until, during the lifetime of the proposed insured, TIAA-CREF Life Insurance Company (“TIAA-CREF Life”) has both: (1) received the full first premium payment and (2) approved the insurance applied for on the life of the proposed insured. TIAA-CREF Life will notify you in writing of the approval date.

I authorize any physician, medical practitioner, psychiatrist, psychologist, hospital, Veterans Administration clinic or other medical or medical-related facility, mental health facility, the Medical Information Bureau (“MIB”), insurance company, consumer reporting agency, other organization, institution or person that has any records or knowledge of me or my health or mental condition, general character, driving records, and hobbies of a hazardous nature, to give to TIAA-CREF Life, its reinsurers, the MIB, or other persons or organizations performing business or legal services in connection with my application for insurance, or as may be otherwise lawfully required, or as I may further authorize any such information. I further authorize a consumer reporting agency to make an investigative report on me if it is requested by TIAA-CREF Life.

I understand the information obtained by use of this Authorization will be used by TIAA-CREF Life to determine my eligibility for insurance. Any information obtained will not be released by TIAA-CREF Life to any persons or organizations in an individually identifiable form EXCEPT to reinsuring companies, or other persons or organizations performing business or legal services in connection with my application for insurance, or as may be otherwise lawfully required or as I may further authorize.

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Section I: Authorization (continued)

To facilitate rapid submission of such information, I authorize all said sources to give such records or knowledge to any agency employed by TIAA-CREF Life to collect and transmit such information. A photographic copy of this Authorization shall be as valid as the original. I agree this Authorization shall be valid for two years from the date shown below, and that upon request I have a right to receive a copy of this Authorization. I also acknowledge receipt of the written notices of my rights under state and Federal Fair Credit Reporting Acts and the MIB.

To the best of my knowledge and belief, all of the above answers are true and complete. These answers, together with those provided in Part II of the Application, are my Application. I understand TIAA-CREF Life will rely upon the information provided herein, and that such statements and answers are given as an inducement to TIAA-CREF Life to consider issuing the insurance applied for.

Any person who knowingly, and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and/or civil penalties.

If the proposed insured(s) will own this policy, complete A only.

If a person other than the proposed insured will own this policy, complete A and B.

If a trust or business will own this policy, complete A and C.

A

x		x
Signature of proposed insured # 1	Date	Signature of proposed insured # 2	Date

Signed at (City, State)

B

x
Signature of owner	Date	Signed at (City, State)

Signature of Additional Owner	Date	Signed at (City, State)

C

x
Signature of authorized Trustee		Name of Trust

Trustee SSN		Signed at (City, State)

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For Official Use Only—Agent Certification and Signature

AGENT CERTIFICATION

Select the certification that applies

☐  I hereby certify that I have reviewed with the applicant (1) his/her answers to the replacement questions on the replacement form and (2) all the information in the application. I further certify that to the best of my knowledge and belief, the “applicant” does not intend to replace coverage under any existing life insurance policy or annuity contracts.

☐  I hereby certify that I have reviewed with the applicant (1) his/her answers to the replacement questions on the replacement form and (2) all the information in the application. I further certify that to the best of my knowledge and belief, the “applicant” does intend to replace coverage under an existing life insurance policy or annuity contracts.

If this sale involves a replacement transaction, please provide the requested information below:

Did you recommend replacement to the applicant?

☐ Yes Reason for recommending replacement:

☐ No Applicant’s reason for replacement:

☐ I provided the following illustrations and sales material to the applicant during the sale:

If standard materials were not used, include copies of the materials with this application.

AG	RF1

RF2	RF3

Agent’s Name (print)	Agent’s License #	Agent’s Signature	Date

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